EXHIBIT T3B



                 ITSA - INTERCONTINENTAL TELECOMUNICACOES LTDA.
                       CGC/MF N(DEGREE) 70.594 429/000-30
                           NIRE N(DEGREE) 53200819741



                       SETIMA ALTERACAO DO CONTRATO SOCIAL



Pelo presente instrumento particular, e na melhor forma de direito, as partes:


I. TV FILME, INC., sociedade devidamente organizada e validamente existente de acordo com as leis de Delaware, E.U.A., com sede em 1013 Central Road, Wilmington, Delaware, 19805, neste ato representada por Hermano Studart Lins de Albuquerque, brasileiro, casado, engenheiro, portador da Cedula de Identidade RG n(degree)
              629.138 SSP/DF e do GIG n(degree) 339.821.551-34, residente e domiciliado na Cidade de Brasilia, Distrito Federal, no SHIN Q1-14, conj. 04, casa 07, Lago Norte;

II. FILME SUB, INC., sociedade devidamente organizada e validamente existente de acordo com as leis de Delaware, E.U.A., com sede em 1013 Central Road, Wilmington, Delaware, 19805, neste ato representada por Carlos Andre Studart Lins de Albuquerque, brasileiro, solteiro, matematico, portador de Cedula de Identidade RG n(degree) 687.733 SSP/DF edo CIC n(degree) 366.714.011-87, residente e domiciliado na Cidade de Brasilia, Distrito Federal, no SHIN QL 12, conjunto 06, casa 13, Lago Norte; e

III. TV FILME OF CAYMAN, LTD., sociedade devidamente organizada e validamente existente de acordo com as leis das llhas Cayman, com sede na Ugland House, South Church Street, PO Box 309, George Town, Grand Cayman; neste ato representada por CarlosAndre
              Studaart Lins de Albuquerque, brasileiro, solteiro, matematico, portador de Cedula do Identidade RG n(degree) 687.733 SSP/DF e do CIC n(degree) 366.714.011-87, residente e domiciliado na Cidade de Brasilia, Distrito Federal, no SHIN QL 12, conjunto 06, casa 13, Lago Node;


unicos quotistas da sociedade por quotas de responsabilidade limitada denominada ITSA - INTERCONTINENTAL TELECOMUNICACOES LTDA., com sede no Distrito Federal, no SCS, Quadra 7, Bloco A, n(degree) 100, Edificio Executive Tower, salas 601/3/5/7/9/11/13, inscrita no CGC/MF sob n(degree) 70.594.429/0001-30, com seu contrato social devidamente registrado na Junta

Comercial do Distrito Federal sob NIRE n(degree) 53200819741, em sessao de 26 de agosto de 1996, resolvem, assim, alterar o contrato sccial::

1. Resolvem os quotistas alterar o endereco da sede da Sociedade, do SCS, Quadra 7, Bloco A, n(degree) 100, Edificio Executive Tower, 6(degree) andar, salas 601/3/5/7/9/11, Brasilia-DF, para o SCS, Quadra 7, Bloco A, n(degree) 100, Edificio Executive Tower, 6(degree) andar, salas 601/3/5/7/9/11/13/15/17/19/21/23/25/27, Brasilia-DF.

2. Resolvem os quotistas encerrar os dois estabelecimentos filiais indicados a seguir: (i)SCS Quadra 7, Bloco A, n(degree) 100, Edificio Executive Tower, 5(degree) andar, sala 516, Brasilia-DF; (ii) SCS Quadra 07, Bloco A, n(degree) 100, Edificio Executive Tower, salas 509/11/13, Brasilia/DF.

3.       Em consequencia, o artigo 3(degree) passa a ter a seguinte redacao:

         "ARTIGO 3(degree) A Sociedade tem sede e foro na Cidade de Brasilia, Distrito Federal, no SC/SuI, Quadra 7, Bloco "A", n(degree) 100, 6(degree) andar, salas 601/3/5/7/9/11/13/15/17/19/21/23/25/27, e podera abrir e rnanter filials, escritorios ou outras instalacoes em qualquer parte do pais ou no exterior.

         PARAGRAFO UNICO A Sociedade possui a seguinte filial:

         (a) escritorio administrativo, no SCS Quadra 7, Bloco A, n(degree) 100, Edificio Executive Tower, 14(degree) andar, sala 1407, Brasilia-DF."

4.       Decidem,   por  fim,  os   quotistas,  consolidar  o  Contrato  Social
da Sociedade, que passa a vigorar corn a seguinte redacao:


                 ITSA - INTERCONTINENTAL TELECOMUNICACOES LTDA.

                                 CONTRATO SOCIAL

                                   CAPITULO I
                       DENOMINACAO, OBJETO, SEDE E DURACAO

ARTIGO 1(DEGREE)  A   Sociedade    denomina-se   ITSA   -    INTERCONTINENTAL
TELECOMUNICACOES LTDA., e se regera por este Contrato Social e pela legislacao aplicavel em vigor.

ARTIGO 2(DEGREE)  A Sociedade tem por objeto:

         (a) a participacao como socia, quotista, acionista ou membro do consorcio, em outras sociedades, civis ou comerciais, que tenham por objeto a operacao de servicos de telecomunicacao em geral, respeitadas as limitacoes legais;

         (b) a representacao comercial de outras sociedades fornecedoras do equipamentos, concessionarias ou permissionarias de servicos de televisao por assinatura;

         (c) o fornecimento do sinais de televisao e, em especial, a transmissao via satelite de sinais codificados;

         (d)      a importacao do equipamentos e pecas para uso proprio;

         (e)      a transmissao do propaganda e publicidade; e

         (f)      quaisquer  outras  atividades,   necessarias  ou  apropriadas
                  ao   cumprimento das disposicoes dos itens (a) a (e) acima.

         ARTIGO 3(degree) A Sociedade tem sede e foro na Cidade do Brasilia, Distrito Federal, no SC/Sul, Quadra 7, Bloco "A", n(degree) 100, 6(degree) andar, salas 601/3/5/7/9/11/13/15/17/19/21/23/25/27, e podera abrir e manter filiais, escritorios ou outras instalacoes em qualquer parte do pais ou no exterior.

         PARAGRAFO UNICO A Sociedade possui a seguinte filial:

         (a) escritorio administrativo, no SCS Quadra 7, Bloco A, n(degree) 100, Edificio Executive Tower, 14(degree) andar, sala 1407, Brasilia-DF.

ARTIGO 4(DEGREE) A Sociedade tera prazo indeterminado de duracao.


                                   CAPITULO II
                             CAPITAL SOCIAL E QUOTAS

ARTIGO5(DEGREE) O capital da Sociedade e de R$ 110.016.264,16 (cento e dez milhoes, dezesseis mil, duzentos e sessenta e quatro reais e dezesseis centavos), totalmente subscrito em moeda corrente nacional. O capital da Sociedade e representado por 11.001.626.416 (onze bilhoes, um milhao, seiscentas e vinte e seis mil, quatrocentas e dezesseis) quotas no valor nominal de R$ 0,01 (um centavo de real) cada uma, assim distribuidas entre os quotistas:

(a) TV FILME, INC. possui 3.201.626.415 (tres bilhoes, duzentos e urn milhoes, seiscentas e vinte e seis mil, quatrocentas e quinze) quotas, no valor nominal total de R$ 32.016.264,15 (trinta e dois milhoes, dezesseis mil, duzentos e sessenta e quatro reais e quinze centavos);

(b)      TV  FILME  OF  CAYMAN,  LTD.  possui   7.800.000.000  (sete  bilhoes  e
         oitocentos milhoes) de quotas, no valor nominal de R$ 78.000.000,00 (setenta e oito milhoes de reais); e

(c) FILME SUB, INC. possui 1 (uma) quota, no valor nominal total de R$ 0,01 (um centavo de real).

PARAGRAFO UNICO De acordo com o artigo 2(deGREE), in fine, do Decreto n(degree) 3.708, de 10 de janeiro de 1919, a responsabilidade dos quotistas e limitada ao montante total do capital social.

ARTIGO 6(DEGREE) Os quotistas terao direito de preferencia na subscricao de qualquer aumento de capital, na proporcao do numero de quotas por eles entao detidas.



                                  CAPITULO III
                            GERENCIA E ADMINISTRACAO

ARTIGO 7(DEGREE) A gerencia e administracao da Sociedade caberao a quotista TV FILME OF CAYMAN, LTD. (a "quotista goronte"), que delegara os referidos poderes de administracao e gerencia a 2 (dois) ou mais gerentes-delegados, residentes no Pais, quotistas ou nao, que exercerao aludidas funcoes por um prazo do 2 (dois) anos. Os gerentes-delegados usarao o titulo do Diretores. Os gorentes-delegados serao responsaveis pela conducao dos nogocios socials e perrnanecerao no exercicio de suas funcoes ate a data em que seus substitutos assurnirem o cargo, sendo permitida a reoleicao.

ARTIGO 8(DEGREE) Os Diretores serao investidos do todos os podores de gorencia e represeniacao da Sociedade, inclusive perante todos e quaisquer orgaos governamentais, tais como a Secretaria da Receita Federal ("SRF"), a fim de assegurar o pleno desempenho de suas funcoes, sendo que, entretanto, aludidos poderos deverao ser exercidos de acordo com as disposicoes do presente Contrato Social, as decisoes das Assembleias Gerais de Quotistas e as disposicoes legais aplicaveis. A Sociedade podera ser representada por qualquer Diretor, como autora ou re, em procodimento judicial ou nao, observando-se rigorosamente as disposicoes do Artigo 9(degree) abaixo.

ARTIGO 9(DEGREE) A pratica dos seguintes atos dependera de previa aprovacao, por escrito, da quotista-gerente da Sociedade.

         (a) a aquisicao, alienacao, hipoteca, oneracao, penhora ou locacao, inclusive operacoes de LEASING, de quaisquer bens, moveis ou imoveis, envolvendo um valor superior a R$ 1.000.000,00 (um milhao do reais) por operacao;

         (b) o ernprestimo do dinheiro para ou pela sociedade, envolvendo um valor superior a R$ 100.000,00 (cern mil reais) por operacao, com excecao do emprestimo de dinheiro para ou por qualquer sociedade controlada ou coligada da Sociedade;

         (c) o licenciarnento ou sublicenciamento a quaisquer torceiros de quaisquer direitos de propriedade industrial ou de licenca do que a sociedade seja titular, ou a celebracao do qualquer instrumento contratual relativo ao licenciamento ou sublicenciamento de quaisquer direitos de propriedade industrial para a Sociedade;

         (d) a aquisicao de qualquer participacao acionaria em outras sociedades, o oxercicio do direito de voto conferido por tais participacoes e o envolvimento da sociedade em quaisquer negocios estranhos ao objeto social;

         (o)      a distribuicao de lucros;

         (f) a propositura de quaisquer acoes judiciais, outras quo nao as relativas a execucao de direitos crediticios da Sociedade, protecao do marcas ou outras acoes no curso ordinario dos nogocios;

         (g) o pedido de concordata ou de auto falencia, e a determinacao da forma de Iiquidacao;

         (h) a outorga do qualquer garantia ou indenizacao para cobrir responsabilidades ou obrigacoes do quaisquer terceiros, com excecao da outorga de qualquer garantia ou indenizacao para cobrir responsabilidades ou obrigacoes contraidas por qualquer sociedade coligada ou controlada pela Sociedade, bem como a realizacao de qualquer ato gratuito em nome da Sociedade;

         (i) a celebracao do qualquer contrato visando a participacao nos lucros, inclusive quaisquer planos de participacao nos lucros para os empregados;

         (j) a aquisicao de quaisquer debentures, titulos, titulos de creditos em geral de qualquer sociedade, ou quaisquer direitos a eles relativos, exceto no curso normal dos negocios relativos a administracao do caixa da Sociedade;

         (k) a emissao ou venda de quaisquer titulos pela Sociedade, a outorga de quaisquer opcoes ou emissao de quaisquor WARRANTS, titulos conversiveis ou quaisquer cutros direitos relacionados a aquisicao por terceiros de tais titulos;

         (l) a contratacao de qualquer emprogado mediante remunoracao anual que exceda o valor, em reais, equivalonte a US$ 50.000;

         (m)      a determinacao da remuneracao mensal que cabera aos diretores;

         (n) a aprovacao, ratificacao ou alteracao substancial do orcamento operacional da Sociedade, incluindo, sem limitacao, despesas de capital, adicoes e aumentos para o exercicio social em questao;

         (o)      a  aprovacao,   ratificacao  ou  alteracao   substancial   dos
                  orcarnentos anuais, plurianuais, e planos de negocios da Sociedade, ou de quaisquer de suas alteracoes;

         (p)      a norneacao de consultores e auditores; e

         (q) a nomeacao de procuradores para a execucao dos atos listados neste Artigo.

ARTIGO 10 Qualquer documento que obrigue a Sociedade ou que isente quaisquer terceiros de responsabilidades perante a Sociedade sera assinado (a) por 2
(dois) Diretores, agindo em conjunto, (b) por um procurador agindo em conjunto com qualquer Diretor; ou (c) por 2 (dois) procuradores agindo em conjunto, de acordo com os poderes que lhe foram outorgados, sendo tais procuradores nomeados nos termos do Artigo 11 do presente.

         PARAGRAFO UNICO Qualquer Diretor, ou procurador agindo isoladamente, tera poderes para praticar os seguintes atos:

         (a) endosso de cheques, para deposito nas contas bancarias da Sociedade;

         (b)  emissao de duplicatas e endosso das mesmas para fins de cobranca;

         (c) assinatura do correspondencia do rotina que nao crie qualquer responsabilidade para a Sociedade;

         (d) a representacao da Sociedade, para fins administrativos, perante quaisquer reparticoes publicas federais, estaduais e municipais, a Secretaria da Receita Federal, o Banco do Brasil S.A., em todas as suas agendas e carteiras especializadas e a Delegacia Regional do Trabalho.

ARTIGO 11 As procuracoes serao sempre outorgadas por 2 (dois) Diretores, agindo em conjunto, e estabelecerao os poderes dos respectivos procuradores e, excetuando-se as procuracoes outorgadas para fins judiciais e administrativos, seu prazo de duracao nao podera exceder a um ano.

ARTIGO 12 Em caso de vacancia no cargo de qualquer Diretor, o substituto, que sera indicado pela quotista gerente, ocupara o cargo ate o final do periodo restante do mandato do Diretor substituido.



                                   CAPITULO IV
                               ASSEMBLEIAS GERAIS

ARTIGO 13 A Sociedade realizara, anualmente, uma Assembleia Geral Ordinaria, e Assembleias Gerais Extraordinarias sempre que os negocios da Sociedade assim o exigirem. A Assembleia Geral Ordinaria sera realizada dentro do prazo de quatro meses seguintes do encerramento do exercicio social.

ARTIGO 14 As Assembleias Gerais serao presididas por um dos representantes dos quotistas. O presidente da Assembleia Geral escolhera o secretario.

         PARAGRAFO   1(degree)  As  Assembleias   Gerais  serao  convocadas  por
         quaisquer  dos  Diretores  ou  quotistas,   por  meio  de  notificacoes
         entregues a cada um dos quotistas, com antecedencia minima de 15 (quinze) dias da data de sua realizacao.

         PARAGRAFO   2(degree)  As  Assembleias   Gerais  somente   poderao  ser
         instaladas com a presenca de quotistas representando, no minimo, 50% do capital votante.

ARTIGO 15 As decisoes da Assembleia Geral serao tomadas por maioria de votos.

                                   CAPITULO V
                             TRANSFERENCIA DE QUOTAS

ARTIGO 16 Caso qualquer quotista deseje transferir ou ceder a totalidade ou parte das suas quotas da Sociedade, tal quotista devera notificar os demais quotistas da sua intencao, os quais terao direito de preferencia na aquisicao de tais quotas pelo seu valor patrimonial, ou poderao indicar um terceiro, a seu exclusivo criterio, para adquirir a totalidade, ou parte, de tais quotas.

                                   CAPITULO VI
                  EXERCICIO SOCIAL E DEMONSTRACOES FINANCEIRAS

ARTIGO 17  O  exercicio  social  encerrar-se-a em 31 do dezembro de cada ano.

ARTIGO 18 Ao final de cada exercicio social, a Sociedade levantara um balanco patrimonial e demais demonstracoos financeiras, nos termos do Capitulo XV da Lei 6.404, de 15 de dezembro de 1976, o as normas fiscais aplicaveis.

         PARAGRAFO 1(0) A Assembleia Geral deliberara sobre a distribuicao de lucros, em conformidade com o Artigo 9(0), item (e). Os lucros serao distribuidos a cada quotista na proporcao de sua participacao no capital da Sociedade.

         PARAGRAFO 2(0) A Sociedade levantara balancos rnensais especiais, a fim de demonstrar os resultados sociais e declarar dividendos, se assim os quotistas julgarem conveniento.

                                  CAPITULO VII
                            CONTINUACAO E LIQUIDACAO

ARTIGO 19 A Sociedade nao so dissolvera em caso de dissolucao, falencia ou liquidacao de qualquer quotista pessoa juridica, devendo continuar com os quotistas remanescentes, quo adquirirao as quotas do propriedade do quotista dissolvido, liquidado ou falido, conforme o caso, pelo seu valor contabil, de acordo com o mais recente balanco patrimonial da Sociedade.

ARTIGO 20 Caso o balanco patrimonial tenha mais de 60 (sessenta) dias na data do evento que desencadeou a obrigacao do aquisicao das quotas, a Sociedade, entao, levantara um balanco especial (com todas as caracteristicas de um balanco geral), de forma a permitir aos quotistas remanescentes a determinacao do valor contabil das quotas, conforme definido na parte final do paragrafo acima.

ARTIGO 21 A Sociedade sera liquidada nos casos previstos em lei, cabondo a Assembleia Geral determinar a forma de liquidacao, de acordo com o Artigo 9(degree), item (g), e nomear o liquidante.

                                  CAPITULO VIII
                               DISPOSICOES GERAIS

ARTIGO 22 Este Contrato Social podera ser alterado, a qualquer tempo, par instrumento firmado par quotistas representando a maioria do capital social.

ARTIGO 23 A Sociedado sera regida pelas disposicoes do Decreto n(degree) 3.708, de 10 de janeiro de 1919. As disposicoes da Lei n(degree) 6.404, de 15 de dezembro de 1976, serao subsidiariamente aplicaveis aos direitos e obrigacoes de cada quotista.


                            DISPOSICOES TRANSITORIAS

I. A quotista gerente, TV FILME OF CAYMAN, LTD. nomeia, nos termos do Artigo 7(0) do Contrato Social, os Srs. Hermano Studart Lins de Albuquerque, brasileiro, casado, engenheiro eletrico, portador da Cedula de Identidade RG n(0) 629.138 SSP/DF e do CIC n(0) 339.821.551-34, residente o domiciliado na Cidade de Brasilia, Distrito Federal, na SHIN Ql-14, conj. 04, casa 07, Lago Norte, Carlos Andre Studart Lins de Albuquerque, brasileiro, solteiro, matematico, portador de Cedula de Identidade RG n(0) 687.733 SSP/DF e do CIC n(0) 366.714.011-87, residente e domiciliado na Cidade do Brasilia, Distrito Federal, na SHIN, QL 04, Conj. 07, Casa 05, Lago Norte, e Alvaro Jose Aguirre, norteamericano, casado, advogado, residente e domiciliado na Cidade de Brasilia, Distrito Federal, na SQSW 102, Bloco J, apto 305, Setor Sudoeste, como gerentes-delegados da Sociedade, para um mandato de 2 (dois) anos, delegando-lhes os poderes estabelecidos no Artigo 8(0) do Contrato Social.

II. Os gerentes-delegados abaixo assinados declaram, expressamente, nao estarem incursos em nenhum dos crimes previstos em lei que as impediriam de exercer atividades mercantis.

E, por assim estarem justas e contratadas, as partes firmam o presente instrumento em 04 (quatro) vias de igual teor e forma, na presenca das testemunhas abaixo.


                          Brasilia, 23 do junha de 1999


 /S/ HERMANO STUDART LINS DE ALBUQUERQUE             /S/ CARLOS ANDRE STUDART LINS DE ALBUQUERQUE
---------------------------------------------        ---------------------------------------------
           p. TV FILME, INC.                                     p. FILME SUB, INC.
Hermano Studart Lins de Albuquerque                  Carlos Andre Studart Lins de Albuquerque



 /S/ CARLOS ANDRE STUDART LINS DE ALBUQUERQUE
 --------------------------------------------
           p. TV FILME OF CANADA, LTD.
Carlos Andre Studart Lins de Albuquerque


(Continuacao da pagina de assinaturas da 7(0) Alteracao do Contrato Social da ITSA Intercontinental Telecomuniacoes ltda)


Gerentes-Delegadas:


 /S/ HERMANO STUDART LINS DE ALBURQUERQUE
---------------------------------------------
Hermano Studart Lins de Alburquerque


 /S/ CARLOS ANDRE STUDART LINS DE ALBUQUERQUE
---------------------------------------------
Carlos Andre Studart Lins de Albuquerque


Testemunhas:

1. /S/ CARLOS ANTONIO DE SOUZA                     2. /S/ ARI OSVALDO LISBOA
   ------------------------------                     -------------------------
Nome:  Carlos Antonio de Souza                     Nome:  Ari Osvaldo Lisboa
RG:  15.221.492-6 SSP / SP                         RG:  18.326.007-7 SSP/SP


Carols Albert de A. Palmeira
OAB/DF 13.613








      ----------------------------------------------------------------------

          [SEAL]             JUNTA COMERCIAL DO DISTRITO FEDERAL
                             CERTIFICO O REGISTRO EM:  27/07/1999

                             SOB O NUMERO:
                             99 0 346366

          Protocolo:  99/034636-6             /S/ ANTONIO CELSON G. MENDES
                                                   Antonio Celson G. Mendes
                                                      SECRETARIO - GERAL
      ----------------------------------------------------------------------